Exhibit 99.1

Pacific Biosciences Announces $900 Million Investment from SoftBank to Support Growth Initiatives

Menlo Park, California – February 10, 2021 – Pacific Biosciences of California, Inc. (NASDAQ: PACB) (the “Company”), a leading provider of high-quality, long-read sequencing platforms, today announced that SB Management, a subsidiary of Softbank Group Corp., will make an investment of $900 million in convertible senior notes to support the Company’s future growth initiatives.

“This strategic investment by SoftBank validates our leadership position in the long-read DNA sequencing market and enables us to further accelerate our growth strategies”, said Christian Henry, President and Chief Executive Officer of Pacific Biosciences. “Currently, we offer one of the most accurate and complete sequencing solutions on the market and this financing will enable us to continue to expand our product portfolio and advance our commercial expansion as we seek to transform the field of genomics.”

“We believe that PacBio’s HiFi sequencing will be the de facto standard tool for population genomics fundamentally altering the practice of healthcare,” said Akshay Naheta, Chief Executive Officer, SB Management. “Christian has assembled a world-class management team to commercialize market-leading sequencing technologies and to prepare population-scale healthcare systems for a future in precision medicine. We look forward to partnering with the Company in its efforts to build the most advanced genome sequencing platform in the world.”

Under the terms of the investment, SB Management will purchase a total aggregate principal amount of $900 million in Convertible Senior Notes due 2028 (the “Notes”). The Notes will have an initial conversion price of $43.50 per share of the Company’s common stock, subject to customary anti-dilution and other adjustments. The initial conversion price of $43.50 represents a 10% premium to the Company’s closing price on February 9, 2021 and a 30% premium to the Company’s average 30-day trailing closing price. The Notes will mature on February 15, 2028, unless earlier repurchased, redeemed or converted. The Notes bear 1.5% interest per year. Upon conversion, the Company will have the right to elect settlement in cash, shares, or any combination thereof in its sole discretion.

Additional information regarding this announcement may be found in a Current Report on Form 8-K that the Company intends to file today with the U.S. Securities and Exchange Commission.

The Company will announce financial results, which remain largely consistent with the Company’s pre-release on January 11, 2021, for the fiscal fourth quarter and fiscal year 2020 on its quarterly conference call after market close today. The call will be webcast and may be accessed at the Company’s website at:

https://investor.pacificbiosciences.com/.

Date: February 10, 2021

Time: 4:30pm ET

Listen via Internet: https://investor.pacificbiosciences.com/

Toll-free: 888.366.7247

International: 707.287.9330

Conference ID: 8096067

Replay: https://investor.pacificbiosciences.com

These announcements are available on the Pacific Biosciences Investor Relations website at ir.pacb.com.

About Pacific Biosciences

Pacific Biosciences of California, Inc. (Nasdaq: PACB), is empowering life scientists with highly accurate long-read sequencing. The company’s innovative instruments are based on Single Molecule, Real-Time (SMRT®) Sequencing technology, which delivers a comprehensive view of genomes, transcriptomes, and epigenomes, enabling access to the full spectrum of genetic variation in any organism. Cited in thousands of peer-reviewed publications, PacBio® sequencing systems are in use by scientists around the world to drive discovery in human biomedical research, plant and animal sciences, and microbiology.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to: the closing of the investment, the anticipated use of proceeds and any expected benefits for the Company from application of the proceeds, the terms of the Notes, including the effect of anti-dilution or other adjustments, and Pacific Biosciences’ market position, future financial performance, business plans, including in the field of precision medicine, and objectives. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, failure to realize the full benefits of the above-described investment, failure to implement, or delays in implementing, business and product development plans, and unforeseen changes in market conditions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances, and other factors that are, in some cases, beyond Pacific Biosciences’ control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Factors that could materially affect actual results can be found in Pacific Biosciences’ most recent filings with the Securities and Exchange Commission, including Pacific Biosciences’ most recent reports on Forms 8-K, 10-K and 10-Q, and include those listed under the caption “Risk Factors.” Pacific Biosciences undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

Contact:

Investors: Trevin Rard

650.521.8450

ir@pacificbiosciences.com